Private Placement Purchase Agreement

     Private Placement Purchase Agreement, dated as of June 8, 2000 (this "Agreement"), between Global Technologies, Ltd., a Delaware corporation (the "Company"), and the investors signatory hereto (each, a "Subscriber" and collectively, the "Subscribers").

     In consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and the Subscribers hereby agree as follows:

     1. Certain Representations; Opinion of Counsel; Certain Confirmations.

     (a)  The Company represents and warrants to the Subscribers as follows:

            (i) All filings which the Company has made with the Securities Exchange Commission ("SEC") during the past 12 months are correct and accurate in all material respects and in all material respects state all facts necessary to make such filings not misleading. There has been no material adverse change in the business, assets or financial condition of the Company since the most recent such filing.

            (ii) The Company has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, all proceedings required to be taken by it or its Common Stockholders to authorize the execution, delivery and performance of this Agreement and the agreements relating hereto have been properly taken and this Agreement and the Note constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms.

            (iii) Neither the execution, delivery nor performance of this
                  Agreement by the Company will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to, any provision of the Company's certificate of incorporation or by-laws or any franchise, mortgage, deed of trust, lease, license, agreement, understanding, law, rule or regulation or any order, judgment or decree to which the Company is a party or by which it may be bound or affected.

            (iv) The Company acquired the full record and beneficial ownership of and made full payment for the USW Collateral Shares (as defined in Section 3(a)) on or before April 6, 1999. The Company's holding period under Rule 144 ("Rule 144") promulgated under the Securities Act of 1933, as amended (the "Securities Act") for the USW Collateral Shares began no later than April 6, 1999.

            (v) The Company owns the entire record and beneficial interest in the USW Collateral Shares, free and clear of all liens, claims and encumbrances.

            (vi) The security interest which the Company is granting to Subscriber in the USW Collateral Shares under Section 3 is a perfected first and prior security interest under the Uniform Commercial Code of the State of New York (the "Uniform Commercial Code").

            (vii) No financing statements are on file against the Company with respect to any Collateral (as defined in Section 3).

            (viii) The Company confirms that neither it nor any other person acting on its behalf has provided any Subscriber or agent or counsel thereof with any information that constitutes or might constitute material non-public information. The Company understands and confirms that the Subscribers shall be relying on this representation in effecting transactions in securities of the Company.

            (ix) The foregoing representations and warranties will continue to be true and correct on the Closing Date and will survive conversion of the Notes.

     (b) Counsel to the Company is concurrently herewith rendering an opinion to Subscriber in respect of the validity of the securities issued hereby and on certain other matters.

     (c) The Rule 144 holding period of Subscriber, as pledgee of the USW Collateral Shares under this Agreement, commenced on April 6, 1999 and on foreclosure Subscriber will be permitted publicly to sell the USW Collateral Shares, subject to compliance with the non-holding period requirements of Rule 144.

2.   Purchase of Units.

     (a) At a closing (the "Closing") to occur at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, NY 10104 simultaneously herewith or at such other time as the parties may agree (the "Closing Date"), each Subscriber will severally and not jointly for $1,000,000 per Unit (as defined below) purchase from the Company, and the Company will sell to each Subscriber, the number of Units set forth below opposite such Subscriber's name below. Each Unit consists of a secured convertible note of the Company in the form of Exhibit A and in the principal amount of $1,000,000 (the "Notes"). Such purchase by the Subscribers is part of an offering in which an aggregate of 4 Units will be sold simultaneously with such sale to Subscriber. The full purchase price, less the (fees contemplated in Section 6(a)) will be paid in full and in cash at the Closing.

     (b) As more fully set forth in the Note, the principal of each Note and the accrued interest thereunder is convertible into shares ("Conversion Shares") of Class A common stock of the Company , par value $.01 per share ("Common Stock"), at an initial Conversion Price (subject to adjustment) of $2 per Conversion Share.

     (c) The Note sets forth terms and conditions under which the Company has the right to prepay the Note, no less than $1,000,000 of the then outstanding principal amount under the Note, upon payment of a prepayment premium which consists of cash and certain shares of Common Stock ("Prepayment Shares") or warrants in the form of Exhibit A ("Prepayment Warrants").

     (d) As more fully set forth in Section 3, the Company's secured obligations (as defined in such Section) are collateralized by certain shares ("USW Collateral Shares") of common stock of USW.

     (e) The Conversion Shares, the Prepayment Shares and the shares ("Warrant Shares") issuable on exercise of the Prepayment Warrants are hereinafter sometimes collectively referred to as the "Note Shares."

     (f) Note Shares shall be issued free of all restrictive legends if the conversion of the Notes, exercise of the Warrants or issuance of the Prepayment Shares occurs at any time while a Registration Statement (as defined below) is effective under the Securities Act or, in the event there is not an effective Registration Statement at such time, if no legend is required under applicable requirements of the Securities Act. The Company agrees that, in the event any Note Shares are issued with a legend in accordance with this Section, it will, within three trading days after request therefor by a Subscriber, replace such Note Shares with unlegended shares at such time as such legend would not have been required under this Section had such issuance occurred on the date of such request. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in this Section.

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
3.   GRANT OF SECURITY INTERESTS

     (a) To secure the obligations of the Company to Subscriber under the Note and under this Agreement, including with respect to conversion (the "secured obligations"), the Company hereby grants to Subscriber, for each Unit, a security interest in 250,000 shares of common stock of USW, which the Company owns free and clear of any transfer restrictions (the "USW Collateral Shares"), and in all dividends and distributions which USW at any time makes with respect to the USW Collateral Shares, and in the proceeds thereof. The collateral aforesaid is hereinafter collectively referred to as the "Collateral."

     (b) To perfect Subscribers' security interest in the Collateral, the Company will concurrently herewith in the State of New York deliver to the Subscribers stock certificates for the USW Collateral Shares, together with a stock power therefor endorsed in blank with a medallion signature guarantee and certified board resolutions with a medallion signature guarantee. As soon as possible after the Closing, the Company shall cause the USW Collateral Shares to be registered in the name of the Subscribers as pledge.

     (c) Upon default by the Company under any of the secured obligations, Subscribers shall be entitled to all rights afforded under the Uniform Commercial Code to a secured creditor upon default by his debtor, including, without limitation, the right to recover costs of collection, it being understood that the Company hereby also grants to Subscribers such rights and waivers as under the Uniform Commercial Code a debtor may make available to a secured creditor by express agreement or waiver.

     (d) The Company shall be entitled to vote the Collateral until default, and Subscribers shall be entitled to vote the Collateral from and after default.

     (e)   Certain other Provisions.

          (i) The Company agrees that until Discharge of the Notes (as hereinafter defined), the Company will not assign or transfer any interest in the Collateral or grant any security interests in the Collateral. "Discharge of the Notes" shall occur when the Company shall have paid in full all principal, interest and other amounts owing under all Notes issued to all Purchasers.

          (ii) In no event shall the Company seek or obtain any injunctive or similar relief against any sale or proposed sale by Subscribers of any Collateral. The Company expressly waives its rights to any such relief, and it acknowledges that recovery of damages constitutes sufficient remedy for any such sale which is found to be improper.

          (iii) The security interests granted hereunder shall not be discharged or in any way affected by the extension or other modification of any of the secured obligations, or by any other act or omission (other than Discharge of the Notes) which would otherwise discharge the security interest at law or in equity.

          (iv) Upon Discharge of the Notes, Subscribers shall release, to the Company all Collateral on which Subscribers have not theretofore foreclosed.

          (v) Subscribers shall at their option and as they deem appropriate determine whether and when to proceed against any one or more obligors, guarantors or kind or types of collateral, and it shall not thereby release or discharge any other obligor, guarantor or collateral.

4.   Registration.

     (a) The Company represents that it is eligible to file registration statements on Form S-3 for resales of securities by shareholders of the Company.

     (b) The Company will within 30 days after the Closing Date file a registration statement on Form S-3 (or on Form S-1 if Form S-3 is not available) (the "Registration Statement") for the non-underwritten public sale by Subscribers of all Conversion Shares, Prepayment Shares and Warrant Shares which have theretofore been issued or which may thereafter be issued.

     (c) The Company shall use its best efforts to cause the Registration Statement to become effective not later than 90 days after the date of filing, and to remain effective for two years. The registration shall, if necessary, be accompanied by blue sky clearances in such states as Subscriber may reasonably request.

     (d) The Company shall pay all expenses of the registration hereunder, other than Subscriber's brokerage fees, discounts or commissions, and transfer taxes, if any.

     (e) Subscriber may assign its registration rights to assignees of the Note or of the Note Shares. The provisions of this Section (e) are for the benefit of the Subscriber and Subscriber's personal representatives and permitted assigns.

     (f) In connection with registration under this Section, the Company and the Subscribers agree to the terms set forth in Annex A as to indemnity.

     (g) Should Subscriber from time to time or times give to the Company notice that it has assigned all or any part of the Note or the Note Shares, the Company shall, at no cost to Subscribers, within five business days file a supplement to the registration statement to reflect the name(s) of the transferee(s) as (a) selling shareholder(s).

5.   Certain Additional Representations.

     Each Subscriber for itself and for no other Subscriber represents and warrants to the Company as follows:

     (a) Such Subscriber is purchasing the Units solely for investment solely for its own account and not with a view to or for the resale or distribution or of Units, or of the Note or any Note Shares. Such Subscriber is acquiring the securities offered and sold under this Agreement in the ordinary course of its business and does not have any agreement or understanding, directly or indirectly, with any person or entity to distribute any of such securities.

     (b) Such Subscriber understands that it may sell or otherwise transfer the Units, the Note, the Note Shares and the USW Collateral Shares only if such transaction is duly registered under the Securities Act under the Registration Statement or otherwise, or if such Subscriber shall have received the favorable opinion of counsel to Subscriber (a copy which will be delivered to the Company prior to such sale or transfer) to the effect that such sale or other transfer may be made in the absence of registration under the Securities Act and registration or qualification in every applicable state. Nothing in the preceding sentence shall detract or limit from the representations and warranties made by the Company in Section 1(a). Such Subscriber realizes that such securities are not a liquid investment.

     (c) Such Subscriber has not relied upon the advice of a "Purchaser Representative" (as defined in Regulation D of the Securities Act) in evaluating the risks and merits of this investment. Such Subscriber has the knowledge and experience to evaluate the Company and the risks and merits relating thereto.

     (d) Such Subscriber is an "accredited investor" as such term is defined in Rule 501(c) of the Securities Act and shall be such on the date any shares are issued to Subscriber; such Subscriber acknowledges that such Subscriber is able to bear the economic risk of losing Subscriber's entire investment in the shares and understands that an investment in the Company involves substantial risks; such Subscriber has the power and authority to enter into this agreement, and the execution and delivery of, and performance under this agreement shall not conflict with any rule, regulation, judgment or agreement applicable to such Subscriber; and Subscriber has invested in previous transactions involving restricted securities.

     (f) Such Subscriber represents and warrants that it has had the opportunity to ask questions of, and to receive answers from, officers of the Company as to all matters relating to the Company. Nothing in the preceding sentence, and nothing that any Subscriber has discovered or may have discovered in the course of any due diligence examinations, in any way relieves or limits the liability of the Company for representations and warranties by the Company in this Agreement.

6.   Fees and Expenses.

     (a) The Company will at Closing pay a total of $15,000 to Robinson Silverman Pearce Aronsohn & Berman LLP for their services as counsel to the Subscribers in connection herewith.

     (b) Except as aforesaid, each party shall bear its own expenses in connection with this transaction. Each party represents to the other that no broker has acted in respect of this transaction at the instance of the representing party.

7. This Agreement may not be changed or terminated except by written agreement of the Company and a majority-in-interest of the Purchasers. It shall be binding on the parties and on their personal representatives and permitted assigns. It sets forth all agreements of the parties. Except as set forth in Section 3(f)(ii), it shall be enforceable by decrees of specific performance (without posting bond or other security) as well as by other available remedies. This Agreement may be signed in counterparts. This Agreement shall be governed by the internal laws of the State of New York. The federal and state court courts in New York City shall have exclusive jurisdiction over this instrument and the enforcement thereof. Service of process shall be effective if by certified mail, return receipt requested. Trial by jury is waived.

     IN WITNESS WHEREOF, the parties hereto have caused this Private Placement Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                    GLOBAL TECHNOLOGIES, LTD.



                                    By:
                                        ----------------------------------------
                                       Name: Patrick J. Fodale
                                       Title: Vice President


                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

                     [SIGNATURE PAGE FOR SUBSCRIBERS FOLLOW]

                             ADVANTAGE FUND II LTD.


                                    By:
                                        ----------------------------------------
                                         Name:
                                         Title:

                                    Purchase Price for Units:  $2,000,000

                                    Address for Notice:

                                    c/o CITCO
                                    Kaya Flamboyan 9
                                    Curacao, Netherlands Antilles
                                    Facsimile: 011-599-9732-2008
                                    Attention: W.R. Weber

                                    With copies to:

                                    Genesee International Inc.
                                    10500 NE 8th Street
                                    Suite 1920
                                    Bellevue, WA 98004
                                    Facsimile: (425) 462-4645
                                    Attention: Howard Coleman

                                    Robinson Silverman Pearce Aronsohn &
                                      Berman LLP
                                    1290 Avenue of the Americas
                                    New York, NY  10104
                                    Facsimile No.: (212) 541-4630 and
                                                   (212) 541-1432
                                    Attn: Eric L. Cohen, Esq.

                                    KOCH INVESTMENT GROUP LTD.


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    Purchase Price for Units:  $2,000,000

                                    Address for Notice:

                                    4111 East 37th Street North
                                    Wichita, Kansas 67270
                                    Facsimile: (316) 828-7947
                                    Attention: Josh Taylor

ANNEX A

                                 INDEMNIFICATION

     The Company and the Subscribers hereby agree that the following terms and conditions shall apply to any action or litigation arising from the Registration Statement.

(a) INDEMNIFICATION BY THE COMPANY. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Subscriber, the officers, directors, agents, brokers (including brokers who offer and sell Conversion shares, Prepayment Shares and Warrant Shares (for purposes of this Annex, "Registrable Securities") as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each person who controls any such Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act of 1934, as amended) and the officers, directors, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that
     (1) such untrue statements or omissions are based solely upon information regarding such Subscriber furnished in writing to the Company by such Subscriber expressly for use therein, or to the extent that such information relates to such Subscriber or such Subscriber's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Subscriber expressly for use in the Registration Statement, such prospectus or such form of prospectus or in any amendment or supplement thereto or (2) the use by such Subscriber of an outdated or defective prospectus after the Company has notified such Subscriber in writing that the prospectus is outdated or defective (an "Advice") and prior to the receipt by such Subscriber of written notice from the Company that such prospectus is again current and complete. The Company shall notify the Subscribers promptly of the institution, threat or assertion of any proceeding, litigation or other legal action of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b) INDEMNIFICATION BY SUBSCRIBERS. Each Subscriber shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange
     Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of or based solely upon any untrue statement of a material fact contained in the Registration Statement, any prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Subscriber to the Company specifically for inclusion in the Registration Statement or such prospectus or to the extent that such information relates to such Subscriber or such Subscriber's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Subscriber expressly for use in the Registration Statement, such prospectus or such form of prospectus, or in any amendment or supplement thereto or to the extent such Loss was directly caused by such Subscriber's failure, subsequent to its receipt of the Advice contemplated in paragraph

     (a) above in this Annex, to discontinue disposition of the Registrable Securities and such Loss would have been avoided by such Subscriber's compliance with such Advice. In no event shall the liability of any selling Subscriber hereunder be greater in amount than the dollar amount of the net proceeds received by such Subscriber upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. If any Proceeding shall be brought or asserted against any person or entity entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the person or entity from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

(d) An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

(e) All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Annex) shall be paid to the Indemnified Party, as incurred, within ten Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; PROVIDED, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(f) CONTRIBUTION. If a claim for indemnification under paragraph (a) or (b) of this Annex is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in paragraph (c) to this Annex, any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

(g) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Annex were determined by PRO RATA allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Annex, no Subscriber shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Subscriber from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Subscriber has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.


(h) The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties

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